Exhibit 4.1

October 23, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of M.B.A. Holdings, Inc.'s Form 8-K dated October 23, 2002, and we agree with the statements made therein.


Yours truly,

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona